UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 29, 2012

FIRST SOUTH BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-4178

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 29, 2012 (the “Effective Date”), First South Bank (the “Bank”) and First South Bancorp, Inc. (the “Company”) amended the Change-in-Control Protective Agreement (the “Protective Agreement”) with J. Randall Woodson (the “Employee”), that became effective on October 3, 2008.

The Amendment to the J. Randall Woodson Change-in-Control Protective Agreement (the “Amendment”) amends Section 3. Severance Benefit of the Protective Agreement. The first sentence of Section 3(a) of the Protective Agreement was amended to read as follows:

“If the Employee becomes entitled to collect severance benefits pursuant to Section 2 hereof, the Bank shall pay the Employee a severance benefit equal to two (2) times the Employee’s base annual salary at the rate in effect when the Protected Period begins.”

No other terms, provisions, or conditions of the Protective Agreement were amended other than stated above.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under Item 1.01 is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	The following exhibit is filed herewith:

Exhibit 10.11(a): AMENDMENT TO THE J. RANDALL WOODSON CHANGE IN CONTROL PROTECTIVE AGREEMENT

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2012	First South Bancorp, Inc.
(Registrant)

	By:	/s/ William L. Wall
William L. Wall
Executive Vice President,
Chief Financial Officer and Secretary
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